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                                                                 Exhibit 99.8

                                    SUMMARY

    UNLESS THE CONTEXT REQUIRES OTHERWISE, REFERENCES TO "WE," "US," "OUR" AND "NORTHWESTERN" REFER SPECIFICALLY TO NORTHWESTERN CORPORATION AND ITS SUBSIDIARIES.

                            NORTHWESTERN CORPORATION

    We operate one of the premier regional electric and natural gas utilities in the upper Midwest of the United States through our energy division, NorthWestern Services Group, or NSG, and our wholly-owned subsidiary, The Montana Power, L.L.C. On February 15, 2002, we completed the acquisition of the electric and natural gas transmission and distribution businesses of The Montana Power Company for approximately $1.1 billion, including the assumption of approximately $488.0 million in existing Montana Power LLC debt and preferred stock, net of cash received. We intend to transfer the energy and natural gas transmission and distribution operations of Montana Power LLC to NorthWestern Corporation during 2002 and to operate its business as part of our NSG division. We believe the acquisition creates greater regional scale allowing us to realize the full value of our existing energy assets and provides a strong platform for future growth. Our regulated business contributed a majority of our consolidated earnings before interest, taxes, depreciation and amortization, or EBITDA, for the year ended December 31, 2001 on a pro forma basis after giving effect to the acquisition. See "Recent Developments--2001 Results--Unaudited Pro Forma Results."

    We also have investments in unregulated businesses. Our principal unregulated subsidiary, Expanets, Inc., is a leading provider of networked communications and data services and solutions to medium-sized businesses. In addition, we own investments in our subsidiaries, Blue Dot Services Inc., a nationwide provider of air conditioning, heating, plumbing and related services, and CornerStone Propane Partners, L.P., a publicly traded master limited partnership (NYSE: CNO), in which we hold a 30% interest and operate through one of our subsidiaries that serves as managing general partner. On January 18, 2002, the board of directors of the general partner of CornerStone announced that it had retained Credit Suisse First Boston Corporation to review strategic options, including the possible sale or merger of CornerStone. See "Recent Developments--CornerStone Propane Partners, L.P."

REGULATED BUSINESSES

ELECTRIC OPERATIONS

    MONTANA

    Montana Power LLC operates an extensive electric transmission and distribution network in Montana. Montana Power LLC's operations included an approximately 7,000-mile electric transmission system as of December 31, 2001, which extended through the western two-thirds of Montana from Colstrip in the east to Thompson Falls in the west. Montana Power LLC's electric transmission system transmits bulk energy from in-state and out-of-state generation sources to distribution points and other non-affiliated transmission systems. As of December 31, 2001, Montana Power LLC's electric distribution operations delivered electricity to approximately 295,000 customers in 191 communities and their surrounding rural areas in Montana, including Yellowstone National Park. Montana Power LLC's electric distribution system consisted of approximately 16,800 miles of overhead and underground distribution lines and 351 transmission and distribution substations as of December 31, 2001.

                                       1
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    The following diagram provides the percentage of Montana Power LLC's electric revenue by sales type for the year ended December 31, 2001:

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

RESIDENTIAL TRANSMISSION AND
Distribution                  28%
Commercial Transmission and
Distribution                  34%
Industrial Transmission and
Distribution                  38%

    SOUTH DAKOTA

    Our energy division, NSG, operates as a vertically integrated utility generating and distributing electricity to over 57,000 retail customers in 108 communities throughout South Dakota as of December 31, 2001. Our regulated assets in South Dakota included approximately 3,100 miles of overhead and underground electric transmission and distribution lines, 120 substations and interests in generation facilities comprising approximately 312 megawatts of capacity as of December 31, 2001. Our South Dakota business enjoys competitive low cost fuel with no nuclear exposure. Coal was used to generate approximately 95% of NSG's electricity during the year ended December 31, 2001.

    The following diagram provides the percentage of NSG's electric revenue by sales type for the year ended December 31, 2001:

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

       RESIDENTIAL TRANSMISSION AND
Distribution                                 33%
Commercial and industrial Transmission and
Distribution                                 43%
Wholesale                                    21%
Other Transmission and
Distribution                                  3%

GAS OPERATIONS

    Our regulated natural gas utility operations purchase, transport, distribute, sell and store natural gas for over 236,800 commercial and residential customers in 109 Montana communities, 59 South Dakota communities and four Nebraska communities as of December 31, 2001 after giving effect to the acquisition of Montana Power LLC. Our natural gas transmission system comprised over 2,000 miles of pipeline serving more than 130 city gate stations and strategic connections with four major, non-affiliated transmission systems and our natural gas distribution system consisted of approximately

                                       2
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5,300 miles of underground distribution pipelines as of December 31, 2001 after giving effect to the acquisition.

    All natural gas is delivered through service agreements. Montana Power LLC's natural gas supply requirements in Montana for the year ended December 31, 2001 were approximately 19.5 million MMBTU. NSG's natural gas supply requirements in South Dakota and Nebraska for the year ended December 31, 2001 were approximately 5.5 million MMBTU and approximately 5.6 million MMBTU, respectively.

UNREGULATED BUSINESSES

    Our principal unregulated subsidiary, Expanets, is a leading provider of networked communications and data services and solutions to medium-sized businesses. Expanets is a leading independent distributor for Avaya, Inc.'s wide range of products and software and is a significant independent distributor for a number of other major enterprise software providers. Expanets' services include the design, procurement, implementation, maintenance and monitoring of voice networking, data networking, internet connectivity, messaging systems, advanced call processing applications, computer telephony, network management, carrier services and e-business services. Expanets' business is not capital intensive and competition in Expanets' industries is fragmented. In addition, Expanets' maintenance services, which include the maintenance and upgrades of systems, provide recurring revenues.

    Expanets served approximately 559,000 business customers through more than 150 operational centers in all 50 states during the year ended December 31, 2001. Expanets generated approximately $1.0 billion in revenues and approximately $47.5 million in losses before interest, taxes, depreciation and amortization and restructuring charges during the year ended December 31, 2001. Expanets' 2001 results were adversely impacted by non-recurring transition and integration costs. As a result of actions taken in 2001 and early 2002 aimed at reducing operating expenses, we believe Expanets is positioned to deliver improved performance in 2002. See "Recent Developments--2001 Results--NorthWestern Results."

    Blue Dot is a nationwide network of air conditioning, heating, duct cleaning and plumbing professionals who install and maintain indoor comfort systems. Blue Dot primarily operates in the residential and light commercial markets and serviced approximately 850,000 customers in 29 states during the year ended December 31, 2001. Blue Dot generated approximately $423.8 million in revenues and approximately $9.9 million in EBITDA, before restructuring charges during the year ended December 31, 2001. In addition, we hold approximately 30% of CornerStone, which is the sixth largest retail marketer of propane in the United States based on total retail gallons sold.

                               BUSINESS STRATEGY

    We are a premier regional energy company focused on building our core competencies in our regulated businesses. Our goal is to provide "America's Best Services and Solutions Experience" by delivering superior service and innovative solutions. We intend to focus on the following strategic initiatives:

    EXPAND OUR REGULATED ELECTRIC AND GAS UTILITY PLATFORM. We intend to pursue balanced growth in our core utility operations through both organic and external growth. We have a demonstrated ability to create value for our customers by supplying reliable, low-cost energy and related services with superior customer service. In February 2001, we received the RELIABILITY ONE AWARD for superior electric system reliability in the Midwest from PA Consulting Group, a leading energy management firm. The award was issued to the top four regional companies in the U.S. following a comprehensive study and audit of more than 100 electric utility companies nationwide. We believe our recent acquisition of Montana Power LLC creates greater regional scale allowing us to realize the full value of our existing energy assets and provides a strong platform for future growth. We will seek to strengthen our leadership position in the upper Midwest where we can emphasize economies of scale and apply our best practices of operational excellence.

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    CONTINUE BUILDING ON ESTABLISHED SERVICE EXCELLENCE.  Our guiding philosophy mandates unwavering commitment not only to sector-leading, top line growth, but also to service excellence. Our goal is to achieve a high level of customer satisfaction and to leverage customer relationships to expand our service territories and lines of value-added products and services. Our team members strive for excellence by following our SPIRIT values--Service excellence, Performance, Integrity, Respect, Innovation and Teamwork. These principles form our foundation and guide our team members as they strive to build our customer base.

    REALIZE THE ECONOMIC BENEFITS OF OUR COMMUNICATIONS BUSINESSES. Our investment in Expanets has created one of the nation's leading providers of networked communications and data services and solutions to medium-sized businesses. Expanets' focus on being a single-source provider of essential communications and data solutions at its customers' premises has enabled it to maintain a core level of recurring customer revenues. Expanets plans to generate increasing cash flows from this business through organic growth by broadening the services and products it offers, focusing on higher growth and higher margin services, building recurring maintenance and service revenues and fostering existing and developing supply relationships with the leading technology companies.

    OPTIMIZE THE PERFORMANCE OF OUR DIVERSIFIED ENERGY AND COMMUNICATIONS OPERATIONS. We strive to identify ways to improve efficiency and productivity across our divisions and subsidiaries through ongoing management initiatives. Our goal is to maximize our operational strengths, centralize back office supporting systems and eliminate redundancy. Our immediate goal is to execute operating efficiencies designed to reduce annualized selling, general and administrative expenses by approximately $150.0 million through our Operational Excellence initiative. We believe this effort is critical to optimizing our energy and communications business platforms and realizing the full value of our regulated and unregulated assets.

                     COMPETITIVE AND REGULATORY ENVIRONMENT

ELECTRIC OPERATIONS

MONTANA

    Although Montana customers have a choice with regard to electricity suppliers, Montana Power LLC does not currently face material competition in the transmission and distribution of electricity within its Montana service territories. Montana's Electric Utility Industry Restructuring and Customer Choice Act of 1997 enabled larger customers in Montana to choose their supplier of electricity beginning on July 1, 1998 and provided that all other Montana customers will be able to choose their electric supplier during a transition period beginning on July 1, 2002 through June 30, 2007. Montana Power LLC is required to act as the "default supplier" for those customers who have not chosen an alternate supplier. The Montana Electric Utility Restructuring Act provided for the full recovery of costs incurred in procuring default supply contracts during this transition period. In its 2001 session, the Montana Legislature passed House Bill 474, which, among other things, reaffirmed full cost recovery for the default supplier of prudently incurred electric energy supply costs.

    On October 29, 2001, the former owner of Montana Power LLC filed with the Montana Public Service Commission, or the MPSC, its default supply portfolio, containing a mix of long and short-term contracts that it negotiated in order to provide electricity to default supply customers. This filing seeks approval of the default supply portfolio contracts and the establishment of default supply rates for customers who have not chosen alternate suppliers during the transition period ending on June 30, 2007. The MPSC has set a procedural schedule on the default supply portfolio and an order is expected in April 2002.

SOUTH DAKOTA

    Our regulated electric utility business in South Dakota, NSG, operates as a vertically integrated generation, transmission and distribution utility. Direct competition does not presently exist within our South Dakota service territories for the supply and delivery of electricity.

GAS OPERATIONS

MONTANA

    Montana's Natural Gas Utility Restructuring and Customer Choice Act, which was passed in 1997, provides that a natural gas utility may voluntarily offer its customers their choice of natural gas suppliers and provide open access in Montana. Although Montana Power LLC has opened access to its gas transmission and distribution systems and gas supply choice is available to all of its natural gas customers in Montana, Montana Power LLC does not currently face material competition in the transmission and distribution of natural gas in its Montana service territories.

SOUTH DAKOTA AND NEBRASKA

    We have non-exclusive municipal franchises to purchase, transport, distribute and store natural gas in the South Dakota and Nebraska communities we serve. However, competition currently exists only for commodity sales to large volume customers. We are currently the largest provider of natural gas in our South Dakota and Nebraska natural gas service territories based on MMBTU sold. We have never been denied the renewal of any of our franchises in South Dakota and Nebraska.

    For additional information regarding our regulatory environment generally and our filings with the MPSC, see "Risk Factors--We face uncertainty with respect to our ability to fully recover transition costs, the resolution of our default supply filings that are pending before the MPSC and the outcome of other rate orders of the MPSC."

                                 --------------

    We were incorporated in Delaware in 1923. Our principal office is located at 125 S. Dakota Avenue, Sioux Falls, South Dakota 57104 and our telephone number is (605) 978-2908. We maintain an internet site at http://www.northwestern.com which contains information concerning us and our subsidiaries. The information contained on our internet site and those of our subsidiaries is not incorporated by reference in this offering circular and should not be considered a part of this offering circular.

                                  RISK FACTORS

    THE FOLLOWING RISKS SHOULD BE CONSIDERED BY INVESTORS IN OUR SECURITIES. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES FACING OUR COMPANY. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN OR THAT WE CURRENTLY BELIEVE TO BE LESS SIGNIFICANT MAY ALSO ADVERSELY AFFECT US.

OUR GROWTH STRATEGY IS SUBJECT TO RISKS AND UNCERTAINTIES, INCLUDING THOSE RELATED TO THE INTEGRATION OF ACQUIRED BUSINESSES.

    A substantial part of our growth has been from acquisitions and a substantial part of future growth in our utility business may come from acquisitions. Our growth strategy is subject to certain risks and uncertainties, including:

    - the future availability of market capital to fund development and acquisitions,

    - our ability to develop and implement new growth initiatives,

    - our ability to identify acquisition targets,

    - our response to increased competition,

    - our ability to attract, retain and train skilled team members,

    - governmental regulations and

    - general economic conditions relating to the economy and capital markets.

    Many of our acquisitions at Expanets and Blue Dot have involved the issuance of common stock in those subsidiaries. This common stock creates minority interests against which operating losses, if any, are allocated to the extent of basis. If such subsidiaries incur operating losses in excess of available minority interest basis, our share of any such losses will be recognized in our operating results. See note 1 to our consolidated financial statements filed as Exhibit 99.2 to this Current Report on Form 8-K.

    In addition, our acquisition activities involve the risk of successfully transitioning, integrating and managing acquired companies, including assessing the adequacy and efficiency of information, technical and accounting systems, business processes and related support functions and realizing cost savings and efficiencies from integration in excess of any related restructuring charges. In particular, the integration of Montana Power LLC with our NSG utility business may involve, among other things, integration of sales, marketing, billing, accounting, quality control, management, personnel, payroll, regulatory compliance and other systems and operating hardware and software, some of which may be incompatible with our existing systems and therefore may need to be replaced. In addition, Expanets is subject to risks associated with its continuing integration of the significant acquisition of the Growing and Emerging Markets, or GEM, division of Lucent Technologies, Inc. and other acquired businesses, including reliance upon transition services agreements entered into with the sellers of such businesses, substantial investments in corporate infrastructure systems to enable Expanets to terminate such transition services agreements and the integration of these systems into our existing operations, the successful integration of the much larger GEM business with the existing Expanets business and the successful transition of the historical GEM sales from voice equipment to relatively higher margin integrated voice and data services solutions despite weakness in the communications and data sectors generally. The expansion of our operations may place significant strain on our management, financial and other resources. We could expend a substantial amount of time and capital integrating businesses that have been acquired or pursuing acquisitions we do not consummate, which could adversely affect our business, financial condition and results of operations.

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WE FACE UNCERTAINTY WITH RESPECT TO OUR ABILITY TO FULLY RECOVER TRANSITION
COSTS, THE RESOLUTION OF OUR DEFAULT SUPPLY FILINGS THAT ARE PENDING BEFORE THE MPSC AND THE OUTCOME OF OTHER RATE ORDERS OF THE MPSC.

    Montana law requires that the MPSC determine the value of net unmitigable transition costs associated with the transformation of the Montana Power utility business from a vertically integrated electric service company to a utility providing only default supply and transmission and distribution services. The MPSC is also obligated to set a competitive transition charge to be included in distribution rates to collect those net transition costs. The majority of these transition costs relate to out-of-market power purchase contracts, which run through 2032, that the former owner of Montana Power LLC was required to enter into with certain "qualifying facilities" as established under the Public Utility Regulatory Policies Act of 1978. The former owner of Montana Power LLC estimated the pre-tax net present value of its transition costs to be approximately $304.7 million in a filing with the MPSC on October 29, 2001.

    On January 31, 2002, the MPSC approved a stipulation among the former owner of Montana Power LLC, us and a number of other parties, which, among other things, conclusively established the pre-tax net present value of the transition costs relating to out-of-market power purchase contracts recoverable in rates to be approximately $244.7 million, or approximately $60.0 million less than the former owner of Montana Power LLC estimated in its initial filing with the MPSC. In addition, the stipulation set a fixed annual recovery for the transition costs beginning at $14.9 million in the first year after implementation and increasing up to $25.6 million in the fourth year and thereafter. Because the recovery stream as finalized by the stipulation is less than the total payments due under the out-of-market power purchase contracts, the difference must be mitigated or covered from other revenue sources. We estimate that the annual after tax differences will be approximately $1.9 million in 2002, increasing to a high of approximately $13.2 million in 2017. The aggregate after tax amount of the differences over the 28-year life of these contracts would be approximately $193.5 million. Although we believe we have opportunities to mitigate the impact of these differences, we cannot assure you that we will be successful. To the extent we are unable to mitigate these differences, our net income and financial condition could be adversely affected.

    On October 29, 2001, the former owner of Montana Power LLC filed with the MPSC its default supply portfolio, containing a mix of long and short-term contracts from new and existing generators. We expect that the costs of the default supply portfolio and a competitive transition charge for out-of-market costs will increase residential electric rates in Montana Power LLC's service territories by approximately 20%. This filing seeks MPSC review of the supply portfolio to establish that the contracts meet applicable prudency standards and to establish default supply rates for customers who have not chosen alternate suppliers during the transition period ending on June 30, 2007. The MPSC has set a procedural schedule on the default supply portfolio and an order is expected in April 2002. If the MPSC does not approve the default supply portfolio, we may be required to seek alternate sources of supply. The MPSC could also disallow the recovery of the costs incurred in entering into the default supply portfolio if a determination is made that the contracts were not prudently entered into. A failure to recover such costs could adversely affect our net income and financial condition.

    On June 27, 2001, the MPSC issued an order, which, among other things, required that if the former owner of Montana Power LLC desired a power supply rate change at the end of its current rate moratorium in Montana on July 1, 2002, it was required to make a filing containing information that supports what rates would be if the regulatory system in place prior to deregulation remained intact. The former owner of Montana Power LLC did not make a filing by the required date, but instead filed a motion for reconsideration with the MPSC, which was subsequently denied. On September 6, 2001, the former owner of Montana Power LLC filed a complaint against the MPSC in Montana state court in Helena, Montana disputing this order as having no basis under applicable law. We believe that approval by the MPSC of cost recovery for the default supply portfolio will resolve this matter. We cannot predict the ultimate outcome of this matter or its potential effect on our financial position or results of operations.

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OUR UTILITY BUSINESS IS SUBJECT TO EXTENSIVE ENVIRONMENTAL REGULATIONS AND
POTENTIAL ENVIRONMENTAL LIABILITIES, WHICH COULD RESULT IN SIGNIFICANT COSTS AND LIABILITIES.

    Our utility business is subject to extensive regulations imposed by federal, state and local government authorities in the ordinary course of day-to-day operations with regard to the environment, including environmental regulations relating to air and water quality, solid waste disposal and other environmental considerations. Many of these environmental laws and regulations create permit and license requirements and provide for substantial civil and criminal fines which, if imposed, could result in material costs or liabilities. We regularly monitor our operations to prevent adverse environmental impacts. We may be required to make significant expenditures in connection with the investigation and remediation of alleged or actual spills and the repair and upgrade of our facilities in order to meet future requirements under environmental laws. Most of our generating capacity is coal burning.

    The Clean Air Act Amendments of 1990, which prescribe limitations on sulfur dioxide and nitrogen oxide emissions from coal-fired power plants, required reductions in sulfur dioxide emissions at our Big Stone plant beginning in the year 2000. The Clean Air Act also contains a requirement for future studies to determine what, if any, limitations and controls should be imposed on coal-fired boilers to control emissions of certain air toxics, including mercury. Because of the uncertain nature the air toxic emission limits and the potential for development of more stringent emission standards in general, we cannot reasonably determine the additional costs we may incur under the Clean Air Act.

    In addition, the U.S. Environmental Protection Agency, or the EPA, listed the Milltown Reservoir, which sits behind a hydroelectric dam owned by Montana Power LLC, on its Superfund National Priority List in 1983 as a result of the collection of toxic heavy metals in the silts. The Atlantic Richfield Company, or ARCO, as successor to the Anaconda Company and a number of small mining companies, has been named as the Potentially Responsible Party, or PRP, with responsibility for completing the remedial investigation and feasibility studies and conducting site cleanup, under the EPA's direction. The former owner of Montana Power LLC was not identified as a PRP because it is exempt from liability for cleanup by virtue of a special statutory exemption. By virtue of its acquisition of the Montana Power utility business and the dam, Montana
Power LLC succeeded to similar protection under this statutory exception. ARCO has argued that the former owner of Montana Power LLC should be considered a PRP and threatened to challenge its exempt status. The EPA has taken no position, and ARCO and the former owner of Montana Power LLC entered into a settlement agreement to limit the former owner's and now Montana Power LLC's potential liability, costs and ongoing operating expenditures, provided that the EPA selects a remedy that leaves the dam and sediments in place in its final Record of Decision. The final Record of Decision is not expected to be issued until late 2002 or early 2003. Depending on the outcome of that decision, we may be required to defend our exempt position. We cannot assure you that we will not incur costs or liabilities associated with the Milltown Dam site in the future, some of which could be significant. We have established a $30.0 million reserve primarily for liabilities related to the Milltown Dam and other environmental liabilities. To the extent we incur liabilities greater than our reserve, our financial condition and results of operations could be adversely affected.

WE ARE SUBJECT TO RISKS ASSOCIATED WITH A CHANGING ECONOMIC ENVIRONMENT.

    In response to the occurrence of several recent events, including the September 11, 2001 terrorist attack on the United States, the ongoing war against terrorism by the United States and the bankruptcy of Enron Corp., the financial markets have been disrupted in general and the availability and cost of capital for our business and that of our competitors has been adversely affected. In addition, although we have no known exposure relating directly to Enron Corp. following its bankruptcy, the credit rating agencies initiated a thorough review of the capital structure and earnings power of certain energy companies. These events could constrain the capital available to our industry and could adversely affect our access to funding for our operations, including the funding necessary to refinance our indebtedness that is scheduled to come due in 2002 and 2003. See "--We will need significant additional capital to refinance our indebtedness that is scheduled to mature and for other working capital purposes, which we may not be able to obtain." The achievement of our growth targets is dependent, at least in part, upon our ability to access capital at rates and on terms we determine to be acceptable. If our ability to access capital becomes significantly constrained, our financial condition and future results of operations could be significantly adversely affected.

    The insurance industry has also been disrupted by these events. As a result, the availability of insurance covering risks we and our competitors typically insure against may decrease. In addition, the insurance we are able to obtain may have higher deductibles, higher premiums and more restrictive policy terms.

A DOWNGRADE IN OUR CREDIT RATING COULD NEGATIVELY AFFECT OUR ABILITY TO ACCESS CAPITAL.

    Moody's and Standard & Poor's rate our senior, unsecured debt at Baa2 with a negative outlook and BBB, respectively. Although none of our debt instruments contain acceleration and repayment provisions in the event of a downgrade in our debt ratings by Moody's or Standard & Poor's, if such a downgrade were to occur, particularly below investment grade, our borrowing costs would increase which would adversely impact our financial results and condition. In addition, we would likely be required to pay a higher interest rate in future financings and our potential pool of investors and funding sources could decrease.

WE WILL NEED SIGNIFICANT ADDITIONAL CAPITAL TO REFINANCE OUR INDEBTEDNESS THAT IS SCHEDULED TO MATURE AND FOR OTHER WORKING CAPITAL PURPOSES, WHICH WE MAY NOT BE ABLE TO OBTAIN.

    We have completed a number of financings during 2001 and the beginning of 2002 as discussed in "Recent Developments." In addition, we will be required to obtain significant additional capital in 2002 and 2003 to execute our business plan, including for working capital purposes and to repay existing indebtedness scheduled to mature during the year. In particular, we will be required to repay, refinance or extend the following indebtedness:

    - Expanets' current $125.0 million equipment purchase financing facility with Avaya, which is scheduled to mature on March 31, 2002;

    - our $150.0 million aggregate principal amount of floating rate notes, which are scheduled to mature on September 23, 2002; and

    - our new $720.0 million acquisition credit facility and $280.0 million working capital facility, which are each scheduled to mature on February 12, 2003.

    We intend to use the net proceeds from our recently announced financing to refinance our acquisition facility. In addition, we intend to issue approximately $150.0 million to $200.0 million in additional equity in 2002 and use the proceeds to retire debt and for other corporate purposes. We may also issue additional other debt or equity during the year for these purposes. Our ability to obtain additional financing will be dependent on a number of factors, including those discussed in these "Risk Factors." We cannot assure you that we will be able to obtain such financing on acceptable terms and in adequate amounts to accomplish our objectives.

OUR OPERATING RESULTS MAY FLUCTUATE ON A SEASONAL AND QUARTERLY BASIS.

    Our electric and gas utility business and, to a lesser extent, Blue Dot's HVAC business are seasonal businesses and weather patterns can have a material impact on their operating performance. Because natural gas is heavily used for residential and commercial heating, the demand for this product depends heavily upon weather patterns throughout our market areas and a significant amount of natural gas revenues are recognized in the first and fourth quarters related to the heating season. Demand for electricity is often greater in the summer and winter months associated with cooling and heating. Similarly, Blue Dot's business is subject to seasonal variations in certain areas of its service lines, with demand for residential HVAC services generally higher in the second and third quarters. Accordingly, our operations have historically generated less revenues and income when weather conditions are milder in the winter and cooler in the summer. We expect that unusually mild winters and summers in the future will have an adverse effect on our results of operations and financial condition.

CHANGES IN COMMODITY PRICES MAY INCREASE OUR COST OF PRODUCING AND DISTRIBUTING ELECTRICITY AND DISTRIBUTING NATURAL GAS OR DECREASE THE AMOUNT WE RECEIVE FROM SELLING ELECTRICITY AND NATURAL GAS, ADVERSELY AFFECTING OUR FINANCIAL PERFORMANCE AND CONDITION.

    To the extent not covered by long-term fixed price purchase contracts, we are exposed to changes in the price and availability of coal because most of our generating capacity is coal-fired. Changes in the cost of coal and changes in the relationship between those costs and the market prices of power may affect our financial results. In addition, natural gas is a commodity, the market price of which can be subject to volatile changes in response to changes in the world crude oil market, refinery operations, supply or other market conditions. Because the rates at which we sell electricity and natural gas are set by state regulatory authorities, we may not be able to immediately pass on to our retail customers rapid increases in the wholesale cost of coal and natural gas, which could reduce our profitability.

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                              RECENT DEVELOPMENTS

2001 RESULTS

NORTHWESTERN RESULTS

    We generated revenues of approximately $4.2 billion during the year ended December 31, 2001 compared to approximately $7.1 billion during the year ended December 31, 2000. Revenues in 2001 were lower due primarily to the sale and exit of certain natural gas and crude oil businesses of CornerStone along with lower commodity prices.

    We reported an operating loss of approximately $84.1 million during the year ended December 31, 2001 compared to operating income of approximately
$41.3 million during the year ended December 31, 2000. Operating results during 2001 were lower due primarily to non-recurring transition and integration costs incurred at Expanets, which are intended to advance the migration of its business toward a common information technology platform and restructure its operations to match current conditions in the communications industry. In addition, we recorded a pre-tax restructuring charge of approximately
$24.9 million during the fourth quarter associated with our Operational Excellence initiative, which is focused on reducing annualized selling, general and administrative expenses by approximately $150.0 million.

    We had net earnings on common stock of approximately $37.5 million during the year ended December 31, 2001 compared to approximately $42.8 million during the year ended December 31, 2000. The decrease was primarily due to a pre-tax restructuring charge of approximately $24.9 million in the fourth quarter associated with our Operational Excellence initiative discussed above, which was partially offset by an increase of approximately $7.4 million in pre-tax income from our regulated businesses. For additional information related to our financial information for the year ended December 31, 2001, please see our consolidated financial statements and the notes thereto filed as Exhibit 99.2 to this Current Report on Form 8-K and our Current Report on Form 8-K, filed with the SEC on February 7, 2002, which is incorporated by reference herein.

THE MONTANA POWER UTILITY RESULTS

THE UTILITY BUSINESS RESULTS

    The Montana Power utility business as it existed on December 31, 2001 is herein referred to as The Utility. The Utility differs from Montana Power LLC, which we purchased on February 15, 2002. The differences are disclosed below under "--Montana Power LLC Pro Forma Results." For additional information related to The Utility's financial information, see the audited combined financial statements and the notes thereto of The Utility of The Montana Power Company filed as Exhibit 99.3 to this Current Report on Form 8-K.

    The Utility generated revenues of approximately $703.8 million during the year ended December 31, 2001 compared to approximately $676.1 million during the year ended December 31, 2000. Revenues in 2001 were higher due primarily to the impact of the final rate increase approved by the MPSC in May 2001. An interim rate order providing an annual increase of $19.7 million went into effect beginning in November 2000 until the final order providing an annual increase of $20.3 million was approved. The remaining positive impact to 2001 revenues as compared to 2000 was due to slightly more favorable weather conditions in 2001.

    The Utility reported an operating loss of approximately $3.3 million during the year ended December 31, 2001 compared to operating income of approximately $14.1 million during the year ended December 31, 2000. Operating results in 2001 were lower due primarily to a $74.7 million increase in losses under an industrial power supply contract we did not acquire as part of our acquisition of Montana Power LLC, which were partially offset by the impact of the rate increase, more favorable weather conditions in 2001, a $10.3 million expense reduction in 2001 resulting from an early retirement program, an $8.7 million reduction in liabilities associated with the sale of The Utility's oil and natural gas businesses and the capitalization of a regulatory asset upon the settlement of the final rate increase approved in May 2001.


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    The Utility had net losses on LLC units of approximately $46.8 million during the year ended December 31, 2001 compared to net income on LLC units of approximately $3.1 million during the year ended December 31, 2000. The decrease was primarily due to the decrease in operating income combined with higher interest expense resulting from higher short term borrowings, lower interest income on the proceeds from the sale of The Utility's generation assets, which were used to repay outstanding debt in 2000 and an increased allocation of income taxes to The Utility in 2001 resulting from the divestiture of its business.

MONTANA POWER LLC PRO FORMA RESULTS

    Montana Power LLC is the entity we purchased on February 15, 2002. Montana Power LLC differs from The Utility due to adjustments to give effect to the exclusion of revenues and costs under an industrial power supply contract that was not assumed as part of the acquisition, the elimination of certain regulatory liabilities relating to the sale of The Utility's oil and gas businesses, the elimination of interest expense on related party and other debt and interest income that were not assumed as part of the acquisition and the elimination of dividends paid on preferred stock, which was retained by the former owner of Montana Power LLC. The following pro forma financial information of Montana Power LLC gives pro forma effect to the transactions more fully described in "Montana Power LLC Unaudited Pro Forma Combined Condensed Financial Data."

    Montana Power LLC generated pro forma revenues of approximately
$658.1 million during the year ended December 31, 2001, which was less than The Utility's revenues for the same period due to the exclusion of approximately $45.7 million of revenues from an industrial power supply contract that was not assumed as part of the acquisition.

    The pro forma operating income of Montana Power LLC for the year ended December 31, 2001 was approximately $106.6 million, excluding the impact of an approximately $86.1 million loss on the excluded industrial power supply contract and excluding a $23.8 million charge relating to a regulatory liability for assets sold by the former owner of Montana Power LLC with respect to which we are specifically indemnified under the Unit Purchase Agreement.

    The pro forma net income on LLC units of Montana Power LLC for the year ended December 31, 2001 was approximately $40.1 million, excluding the industrial power supply contract and regulatory liability charge described above and the elimination of interest on related party debt and payments in respect of preferred securities that we did not assume as part of our acquisition of Montana Power LLC. For additional information related to the financial information of Montana Power LLC, please see "Montana Power LLC Unaudited Pro Forma Combined Condensed Financial Data" filed as Exhibit 99.5 to this
Current Report on Form 8-K.

UNAUDITED PRO FORMA RESULTS

    On a pro forma basis after giving effect to the acquisition of Montana Power LLC and the other transactions described in "Unaudited Pro Forma Combined Financial Information" as if they had occurred on January 1, 2001, we would have generated approximately $4.9 billion in consolidated operating revenue, approximately $205.1 million in consolidated EBITDA and approximately
$44.7 million in consolidated earnings on common stock for the year ended December 31, 2001. Our pro forma modified EBITDA for the year ended
December 31, 2001 was approximately $281.8 million. See note 7 contained in "Unaudited Pro Forma Financial Information" filed as Exhibit 99.4 to this Current Report on Form 8-K for a description of Modified EBITDA.

NEW CREDIT FACILITY

    We entered into a credit agreement as of January 14, 2002 with Credit Suisse First Boston, ABN AMRO Bank N.V., CIBC Inc. and Barclays Capital, as co-arrangers, Credit Suisse First Boston, as administrative agent, lead arranger and sole book runner, and the banks and other financial institutions


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parties thereto, for the provision of a $1.0 billion credit facility with a term of 364 days following the closing of the acquisition of Montana Power LLC. The credit facility consists of a $280.0 million revolving credit facility and a $720.0 million acquisition term loan.

    We used the proceeds from the credit facility to fund the acquisition of Montana Power LLC, pay related transaction expenses and repay borrowings under and terminate our old credit facility with CIBC Inc. and for working capital purposes. We intend to use the net proceeds from our recently announced offering, together with other debt and equity issuances, to refinance the acquisition term loan portion of the credit facility. For additional information related to our new credit facility, see note 5 contained in "Unaudited Pro Forma Combined Financial Information" filed as Exhibit 99.4 to this Current Report on Form 8-K.

CORNERSTONE PROPANE PARTNERS, L.P.

    On January 18, 2002, the board of directors of the general partner of CornerStone announced that it had retained Credit Suisse First Boston Corporation to review strategic options, including the possible sale or merger of CornerStone. We are the largest unitholder of CornerStone and own all of the stock of CornerStone's managing general partner. We fully support the board's action as it is consistent with our strategic intent to continue to narrow the focus of our energy and communications businesses. A special committee of the board of directors of the managing general partner, composed of directors that are not officers of NorthWestern, has been formed to pursue strategic options. As a result, we are reevaluating the characterization and valuation of our investment in CornerStone and the resulting potential disposal of our investment in CornerStone in conjunction with our required adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" and Statement of Financial Accounting Standards No. 144, "Impairment or Disposal of Long-Lived Assets" effective January 1, 2002. It is likely that substantially all of our nearly $40.0 million net carrying value in CornerStone will be taken as a non-cash charge during the first quarter of 2002. For additional information relating to CornerStone, see the Current Report on Form 8-K, filed with the SEC on January 22, 2002, and incorporated by reference herein.

SECURITIES OFFERINGS

    We completed a 3.68 million share common stock offering, including an overallotment option, in October 2001. The offering raised $74.9 million of net proceeds, after expenses and commissions. Approximately $35.0 million of these net proceeds were contributed to our Blue Dot subsidiary for the redemption of certain preferred stock and common stock pursuant to existing agreements and the remainder was used for general corporate purposes, including reducing short-term debt and amounts drawn under our old credit facility with CIBC Inc.

    On December 21, 2001, NorthWestern Capital Financing II sold 4.0 million shares of its 8 1/4% trust preferred securities and on January 15, 2002 sold an additional 270,000 shares of its 8 1/4% trust preferred securities pursuant to an overallotment option. We received approximately $102.9 million in net proceeds from the offering, which we used for general corporate purposes and to repay a portion of the amounts outstanding under our old credit facility with CIBC Inc. The 8 1/4% trust preferred securities will be redeemed either at maturity on December 15, 2031, or upon early redemption. See notes 2 and 7 to "Unaudited Pro Forma Combined Financial Information" filed as Exhibit 99.4 to this Current Report on Form 8-K

    On January 31, 2002, NorthWestern Capital Financing III sold 4.0 million shares of its 8.10% trust preferred securities and on February 5, 2002 sold an additional 440,000 shares of its 8.10% trust preferred securities pursuant to an overallotment option. We received approximately $107.4 million in net proceeds from the offering, which we used for general corporate purposes and to repay a portion of the amounts outstanding under our old credit facility with CIBC Inc. The 8.10% trust preferred securities will be redeemed either at maturity on January 15, 2032, or upon early redemption. See notes 3 and 8 to "Unaudited Pro Forma Combined Financial Information" filed as Exhibit 99.4 to this Current Report on Form 8-K.


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